UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 15, 2023

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5901 Silverado Trail, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On June 15, 2023 (the “Effective Date”), Crimson Wine Group, Ltd., Pine Ridge Winery, LLC, Chamisal Vineyards, LLC, and Double Canyon Vineyards, LLC (the foregoing, collectively “Borrowers”) entered into the Fifth Amendment to Credit Agreement (the “Fifth Amendment”) with American AgCredit, FLCA (the “Lender”), which amends that certain Credit Agreement, dated March 22, 2013 among Borrowers and Lender (as previously amended, the “Credit Agreement”), in order to, among other things: (a) amend provisions related to the interest rate applicable to the borrowings under the Credit Agreement to substitute the London Interbank Offered Rate with the Secured Overnight Financing Rate; (b) extend each of the Revolving Loan Termination Date, the Term Revolving Loan Conversion Date and the Term Revolving Loan Termination Date to May 31, 2028; (c) incorporate changes to reflect current documentation standards for credit agreements as contemplated by the Loan Syndications and Trading Association; (d) add a covenant for Borrowers to maintain flood insurance with respect to certain flood hazard properties if required by the Lender or by law; (e) amend the restrictions on restricted payments in connection with redemptions of security interests from officers, directors and employees and distributions to the Company’s stockholders (in each case, subject to certain conditions) to increase the applicable limits to (i) $30 million in the aggregate from the Effective Date until the Revolving Loan Termination Date and (ii) $15 million annually in any fiscal year; (f) replace the existing Consolidated Working Capital Ratio financial covenant with a minimum Consolidated Fixed Charge Coverage Ratio financial covenant of 1.15:1.00 as of the last day of any fiscal quarter; (g) decrease the existing Leverage Ratio financial covenant to a maximum Leverage Ratio of 4.50:1.00; and (h) increase the existing consolidated Adjusted Funded Debt to Consolidated Adjusted Total Capitalization ratio (expressed as a percentage) to a maximum ratio of 55%.
Capitalized terms under this Item 1.01, unless otherwise defined herein, have the meaning assigned to them under the Credit Agreement. The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Fifth Amendment to Credit Agreement, dated June 15, 2023, by and among Crimson Wine Group, Ltd., Pine Ridge Winery, LLC, Chamisal Vineyards, LLC, Double Canyon Vineyards, LLC and American AgCredit, FLCA.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2023

CRIMSON WINE GROUP, LTD.

By: /s/ Karen L. Diepholz
Name: Karen L. Diepholz
Title: Chief Financial Officer